Exhibit 10.3

DATED:

AMARIN CORPORATION PLC

and

xxx

DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made on [●]

BETWEEN:

(1) AMARIN CORPORATION PLC, a public limited company registered in England and Wales with company number 02353920 with its principal place of business at Spaces South Docklands, Block C, 77 Sir John Roger’s Quay Dublin 2, Ireland (the "Company"); and

(2) xxx (the "Indemnified Person").

WHEREAS:

(A) The Indemnified Person was appointed as a director of the Company, effective [●].

(B) The Company has agreed to indemnify the Indemnified Person on the terms set out in this Deed.

(C) The Company has also agreed to use its best endeavours to continue to maintain appropriate directors' and officers' liability insurance for the benefit of the Indemnified Person.

NOW THIS DEED WITNESSETH as follows:

1.
INTERPRETATION
1.1
In this Deed, the following words and expressions shall, unless the context otherwise requires, have the following meanings:

"Associated Company" means a company which is associated with the Company within the meaning of section 256 of the Companies Act 2006;

"Claims" has the meaning given in Clause 2.1 and "Claim" shall be construed accordingly;

"Losses" means any losses, damages, penalties, liabilities, compensation or other awards (or any settlement thereof to which the Company consents), whether instigated,

imposed or incurred (or, in the case of a settlement, agreed) under the laws of England and Wales or the law of any other jurisdiction.

1.2
In this Deed:
(a)
references to Clauses are to clauses of this Deed;
(b)
a reference to any statute or statutory provision shall be construed as a reference to such statute or statutory provision as it may have been, or may from time to time be, amended, modified or re-enacted; and
(c)
headings to Clauses are included for convenience only and do not affect the interpretation of this Deed.
2.
INDEMNITY
2.1
Subject to Clause 2.2, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Indemnified Person may otherwise be entitled, indemnify and hold the indemnified person harmless against:
(a)
all claims, actions, demands and proceedings (whether civil, criminal or regulatory) made, brought or threatened against the Indemnified Person, or in connection with which the Indemnified Person must appear as a witness or provide testimony, arising out of or in the connection with the actual or purported exercise or performance of, or failure to exercise or perform, any of the Indemnified Person's powers, duties or responsibilities as a director or officer of the Company or any Associated Company ("Claims"); and
(b)
all Losses suffered or incurred by the Indemnified Person in connection with any Claim.
2.2
The indemnity contained in Clause 2.1 shall not provide for, or entitle the Indemnified Person to, any indemnification that would cause this Deed (or any part of it) to be treated as void under the Companies Act 2006 or otherwise prohibited by law and, in particular (but without limitation), shall not, save to the extent provided in Clause 3, provide directly or indirectly (to any extent) any indemnity against:

(a)
any liability incurred by the Indemnified Person to the Company or any Associated Company; or
(b)
any liability incurred by the Indemnified Person to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or
(c)
any liability incurred by the Indemnified Person:
(i)
in defending any criminal proceedings in which he is convicted; or
(ii)
in defending any civil proceedings brought by the Company or an Associated Company in which judgment is given against him; or
(iii)
in connection with any application made under sections 661(3) or (4) or section 1157 of the Companies Act 2006 in which the court refuses to grant him relief,

where, in any such case, the conviction, judgment or refusal of relief (as the case may be) has become final.

2.3
Reference in paragraph (c) of Clause 2.2 of this Deed to a conviction, judgment or refusal of relief being 'final' shall be construed in accordance with section 234(5) of the Companies Act 2006.
3.
FUNDING OF EXPENDITURE
3.1
Without prejudice to the generality of the indemnity set out in Clause 2.1 but subject always to Clause 3.2, the Company shall, to the fullest extent permitted by law, indemnify and hold the Indemnified Person harmless on an 'as incurred' basis against all legal and other costs, charges and expenses reasonably incurred:
(a)
in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by the Indemnified Person in relation to the Company or any Associated Company; or

(b)
in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust in relation to the Company or any Associated Company; or
(c)
in connection with any application under sections 661(3) or (4) or section 1157 of the Companies Act 2006.
3.2
The Indemnified Person agrees that, in accordance with section 205 of the Companies Act 2006, any legal and other costs, charges and expenses paid by the Company pursuant to paragraph (a) or (c) of the indemnity contained in Clause 3.1 shall be repaid, or any liability of the Company under any transaction connected thereto shall be discharged, not later than:
(a)
if the Indemnified Person is convicted in the proceedings, the date when the conviction becomes final; or
(b)
if judgment is given against the Indemnified Person in the proceedings, the date when the judgment becomes final; or
(c)
if the court refuses to grant the Indemnified Person relief on the application, the date when the refusal of relief becomes final.
3.3
Reference in Clause 3.2 of this Deed to a conviction, judgment or refusal of relief becoming 'final' shall be construed in accordance with section 205(3) of the Companies Act 2006.
4.
effect of cessation of DIRECTORship or officership

4.1 This Deed shall be deemed to take effect on the date upon which the Indemnified Person was appointed a director or officer of the Company and shall continue with full force and effect without limit in time and notwithstanding the fact that any other director or officer of the Company, or the Company itself, may have settled any claim or action to which the Indemnified Person is a party and to which the Indemnified Person has sought ongoing funds or reimbursement under this Deed, it being understood that this Deed and the indemnity given hereunder can be relied on notwithstanding the actions of other directors or officers, or the Company itself in settling any claim or action.

4.2 The Indemnified Person shall continue to be indemnified under the terms of the indemnities in this Deed notwithstanding that he may have ceased to be a director or officer of the Company or of any Associated Company.

5. CONDUCT OF CLAIMS

5.1 The Indemnified Person shall, as soon as reasonably practicable following receipt of notice of any Claim (or becoming aware of circumstances which may reasonably be expected to give rise to any Claim) and before incurring any costs, charges or expenses in connection therewith (including but not limited to securing legal representation), notify the Company in writing of such notice or circumstances, giving full details and providing copies of all relevant correspondence and other documentation.

5.2 The Indemnified Person shall keep the Company fully informed of the progress of any Claim, shall provide to the Company all such information and documentation in relation to any Claim (and any Losses incurred in connection therewith) as the Company may reasonably request and shall consult with the Company on any matter which is (or is likely to be) material in relation to any Claim.

5.3 Failure to timely provide such notice or keep the Company informed shall not prejudice the Indemnified Person’s right to seek indemnification hereunder as long as the Company’s ability to defend such Claim is not materially prejudiced thereby.

6 SUBROGATION

If any payment is made under this Deed, the Company shall be subrogated to the extent of such payment to all of the Indemnified Person's rights of recovery against third parties (including any claim under any applicable directors' and officers' liability insurance policy) in respect of the payment. The Indemnified Person shall provide all such reasonable cooperation as may be requested by the Company for the purposes of securing and exercising such rights of recovery.

7
INSURANCE

The Company shall use its best endeavours to maintain appropriate directors' and officers' liability insurance (including ensuring that premiums are properly paid) for the benefit of the Indemnified Person both during his appointment as a director or officer of the

Company and after the cessation of such appointment in respect of any matter occurring or alleged to have occurred while the Indemnified Person is or was a director or officer of the Company.

invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect or impair:

(a) the legality, validity or enforceability under the law of that jurisdiction of any other provision of this Deed; or

(b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

GOVERNING LAW AND JURISDICTION

10.1 This Deed shall be governed by, and construed in accordance with, English law.

10.2 Each party agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed and each party irrevocably submits to the jurisdiction of the English courts.

IN WITNESS whereof this document has been executed as a deed and is delivered and takes effect on the date first above written.

EXECUTED AS A DEED

by AMARIN CORPORATION PLC acting by

XXX, an officer, ………………………………………..

in the presence of:

Witness:

Signature

Name

Address

Occupation

SIGNED AS A DEED

By xxx ………………………………………..

in the presence of:

Witness:

Signature

Name

Address

Occupation